EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated March 10, 2006, except for the fourth paragraph of Note 12, as to which the date is March 14, 2006, relating to the consolidated financial statements and financial statement schedule of Applied Imaging Corp., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Burr, Pilger & Mayer LLP

Palo Alto, California

May 31, 2006